Exhibit 99.1



BERKS COUNTY BANK
400 Washington Street
P.O. Box 1097
Reading, PA 19603-1097
TEL (610) 376-5933
FAX (610) 376-5258


                                   Date:  November 24, 1997
                                   Contact:  Nelson R. Oswald
                                   Release:  Immediate



                         BERKS COUNTY BANK
                         PRESS RELEASE
                         (for immediate release)



Berks County Bank has announced it intends to open a full service office in Boyertown, along East Philadelphia Avenue (Route 73) in
Montgomery County.

The new Boyertown Office, which will be similar in style to the bank's Exeter, Wyomissing, Pottstown, Muhlenberg, and Shillington Offices, will offer a full range of deposit and loan products as well as drive up, night deposit, safe deposit and 24-hour ATM services. This office will also provide extended hours for the convenience of today's busy customers.

Nelson R. Oswald, President, commented that "the new office is being constructed due to numerous requests from existing customers as well as requests from individuals and small businesses for a Berks County Bank Office in the greater Boyertown area."

The Boyertown Office, which will be Berks County Bank's 7th, is expected to open in the spring. Berks County Bank also operates
Mortgage and Loan Centers in Berks, Bucks, Chester, Lehigh,
Montgomery, and Schuylkill Counties.